UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in this Form 8-K that is furnished under “Item 2.02 Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 29, 2013, Advanced Energy Industries, Inc. announced via press release its financial results for the quarter ended March 31, 2013. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities

On April 26, 2013, Advanced Energy Industries, Inc. (the “Company” or "Advanced Energy") committed to a restructuring plan to take advantage of additional cost saving opportunities in connection with its acquisition of REFUsol Holding GmbH ("REFUsol").

Under the plan, the Company will consolidate certain facilities, further centralize its manufacturing and rationalize certain products to most effectively meet customer needs. Collectively, these steps will enable the Company to more efficiently use its resources to achieve its strategic goals.

Over the next nine months, the Company will consolidate several facilities including moving the remaining manufacturing in Bend, Oregon to its Fort Collins, Colorado facility; transfer the remaining supply chain activities of its Thin Films business unit to the Shenzhen, China manufacturing facility; and rationalize the inverter product line to most effectively meet the needs of its customers. As a result, the Company anticipates total charges in the amount of $30.0 to $35.0 million, of which approximately $7.0 million to $15.0 million are expected to be cash expenditures. The charges are expected to include approximately $4.0 million to $6.0 million of severance costs, $5.5 million to $6.0 million for space consolidation, and $20.5 million to $23.0 million for product rationalization and impairments of the intangible assets associated with the technology around those products. The actions taken under this restructuring plan as well those underway and already taken are expected to deliver annual savings of approximately $70.0 to $75.0 million.

Item 2.06 Material Impairments

In connection with the restructuring plan described in Item 2.05 above, the Company determined on April 26, 2013 that the product rationalizations included in the plan will require an impairment of the intangible assets directly associated with those products. The intangible assets were acquired with the acquisition of PV Powered, Inc. ("PV Powered") in 2010 and included technology, trademarks, and in-process research and development. The Company estimates that the impairment for these assets will be approximately $20.5 million to $23.0 million, of which none are expected to result in cash expenditures.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On, and effective as of, April 26, 2013, the board of directors (the “Board”) of Advanced Energy adopted resolutions electing for the Company to be governed by Section 141(c)(2) of the Delaware General Corporation Law and amended Section 25 of the bylaws consistent therewith, enabling the Board to create committees that are subject to fewer limitations on their authority. The amendment to the bylaws reflecting this revision is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
3.1	Fourth Amendment to the By-Laws of Advanced Energy Industries, Inc., dated as of April 26, 2013.

99.1	Press release dated April 29, 2013 by Advanced Energy Industries, Inc., reporting its financial results for the quarter ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Danny C. Herron
Date: April 30, 2013	Danny C. Herron
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Fourth Amendment to the By-Laws of Advanced Energy Industries, Inc., dated as of April 26, 2013.

99.1	Press release dated April 29, 2013 by Advanced Energy Industries, Inc., reporting its financial results for the quarter ended March 31, 2013.